Exhibit 3.9

CERTIFICATE OF FORMATION

OF

FAUQUIER QUALITY CARE PARTNERSHIP, LLC

Pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”), the undersigned, desiring to form a limited liability company, does hereby certify as follows:

1.                                      The name of the limited liability company is Fauquier Quality Care Partnership, LLC (the “Company”).

2.                                      The address of the Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

3.                                      This Certificate of Formation shall be effective upon filing with the Delaware Secretary of State.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 14th day of January 2016.

/s/ Kathy Teague
Kathy Teague
Authorized Person

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.                                      Name of Limited Liability Company:

Fauquier Quality Care Partnership, LLC

2.                                      The Certificate of Formation of the limited liability company is hereby amended as follows:

1.  The name of the limited liability company is AdvantagePoint Health Alliance - Fauquier, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 26th day of April, A.D. 2016.

By:	/s/ Christy S. Green
Authorized Person(s)

Name:	Christy S. Green
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